UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
Advanced Energy Industries, Inc. (the "Company") held its 2014 Annual Meeting of Stockholders on Wednesday, May 7, 2014 to vote on four proposals. The following matters set forth on the Proxy Statement dated March 18, 2014, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.
1. Election of six (6) directors.
The following six nominees were elected to serve as directors of the Company, with the following votes tabulated:

	For	Withhold	Broker Non-Vote
Frederick A. Ball	34,140,432	665,570	2,227,249
Richard P. Beck	28,861,989	5,944,013	2,227,249
Garry W. Rogerson	34,140,767	665,235	2,227,249
Edward C. Grady	32,972,347	1,833,655	2,227,249
Terry Hudgens	34,100,728	705,274	2,227,249
Thomas M. Rohrs	34,140,255	665,747	2,227,249

Each director has been elected to serve until the 2015 Annual Meeting of Stockholders, or until his successor has been elected and qualified or until such director's earlier resignation or removal.

2. Ratification of the appointment of Grant Thornton LLP as Advanced Energy's independent registered public accounting firm for 2014.
The appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2014 was ratified as follows:

For	Against	Abstain	Broker Non-Vote
36,701,614	321,147	10,490	0

3. Advisory approval on the Company's executive compensation.
The compensation of the Company's named executive officers, as disclosed in the proxy statement, was approved on an advisory basis as follows:

For	Against	Abstain	Broker Non-Vote
34,467,717	297,064	41,221	2,227,249

4. Approval of the Company’s Short Term Incentive Plan.
The Company’s Short Term Incentive Plan was approved by shareholders as follows:

For	Against	Abstain	Broker Non-Vote
34,127,116	635,614	43,272	2,227,249

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas O. McGimpsey
Date: May 8, 2014	Thomas O. McGimpsey
Executive Vice President of Corporate Development and General Counsel